April 14, 2020

First Trust Variable Insurance Trust
120 E. Liberty Street
Wheaton, Illinois 60532

Chapman and Cutler LLP
111 West Monroe Street
Chicago, IL 60187

        Re:     First Trust Variable Insurance Trust
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Ladies and Gentlemen:

        We have acted as special Massachusetts counsel to First Trust Variable Insurance Trust (the "Trust") on behalf of its series First Trust Capital Strength Portfolio (the "Fund"), in connection with the Trust's Pre-Effective Amendment to its Registration Statement on Form N-1A to be filed with the Securities and Exchange Commission on or about April 14, 2020 (as so amended, the "Registration Statement") with respect to the Fund's Class I and Class II shares of beneficial interest, par value $.01 per share (collectively, the "Shares"). You have requested that we deliver this opinion to you in connection with the Trust's filing of such Registration Statement.

        In connection with the furnishing of this opinion, we have examined the following documents:

               (a) a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Trust;

               (b) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on June 16, 2017, of the Trust's Amended and Restated Declaration of Trust dated as of June 12, 2017 (the "Declaration");

               (c) a copy, as filed with the Secretary of the Commonwealth of Massachusetts on April 30, 2014, of the Trust's Designation of Classes of Shares, and a copy, as filed with the Secretary of the Commonwealth of Massachusetts on February 25, 2020, of the Trust's Amended and Restated Designation of Series of Shares of Beneficial Interest (collectively, the "Designations");

               (d) a certificate executed by an Assistant Secretary of the Trust, certifying as to the Trust's Declaration, Designations, By-Laws, and certain resolutions adopted by Trust's Trustees at a meeting held March 9, 2020 (the "Resolutions"); and

               (e) a draft of the Registration Statement received on April 9, 2020.

        In such examination, we have assumed the genuineness of all signatures, the conformity to the originals of all of the documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by

First Trust Variable Insurance Trust
Chapman and Cutler LLP
April 14, 2020
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us in original or copy form and the legal competence of each individual executing any document. We have also assumed that the Registration Statement, as filed with the Securities and Exchange Commission, will be in substantially the form of filing referred to in paragraph (e) above. We have further assumed that the Trust's Declaration, Designations, By-Laws and the Resolutions will not have been amended, modified or withdrawn with respect to matters relating to the Shares and will be in full force and effect on the date of the issuance of such Shares.

        This opinion is based entirely on our review of the documents listed above and such investigation of law as we have deemed necessary or appropriate. We have made no other review or investigation of any kind whatsoever, and we have assumed, without independent inquiry, the accuracy of the information set forth in such documents.

        As to any opinion below relating to the existence of the Trust under the laws of the Commonwealth of Massachusetts, our opinion relies entirely upon and is limited by the certificate of public officials referred to in paragraph (a) above.

        This opinion is limited solely to the internal substantive laws of the Commonwealth of Massachusetts, as applied by courts located in Massachusetts (other than Massachusetts securities laws, as to which we express no opinion), to the extent that the same may apply to or govern the transactions referred to herein. No opinion is given herein as to the choice of law which any tribunal may apply to such transaction. In addition, to the extent that the Trust's Declaration, Designations or By-Laws refer to, incorporate or require compliance with the Investment Company Act of 1940, as amended, or any other law or regulation applicable to the Trust, except for the internal substantive laws of the Commonwealth of Massachusetts, as aforesaid, we have assumed compliance by the Trust with such Act and such other laws and regulations.

        We understand that all of the foregoing assumptions and limitations are acceptable to you. Based upon and subject to the foregoing, please be advised that it is our opinion that:

        1. The Trust is existing under the Trust's Declaration of Trust and the laws of the Commonwealth of Massachusetts as a voluntary association with transferable shares of beneficial interest commonly referred to as a "Massachusetts business trust."

        2. The Shares, when issued and sold in accordance with the Resolutions and for the consideration described in the Registration Statement, will be validly issued, fully paid and nonassessable, except that, as set forth in the Registration Statement, shareholders of the Trust may under certain circumstances be held personally liable for its obligations.

First Trust Variable Insurance Trust
Chapman and Cutler LLP
April 14, 2020
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        This opinion is given as of the date hereof and we assume no obligation to update this opinion to reflect any changes in law or any other facts or circumstances which may hereafter come to our attention. We hereby consent to your reliance on this opinion in connection with your opinion to the Trust with respect to the Shares and to the filing of this opinion as an exhibit to the Registration Statement. In rendering this opinion and giving this consent, we do not concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,

                                           /s/ MORGAN, LEWIS & BOCKIUS LLP

                                           MORGAN, LEWIS & BOCKIUS LLP